Exhibit 99.2

Supplemental Information Package

First Quarter • March 31, 2014

,

www.crowncastle.com

Crown Castle International Corp.

First Quarter 2014

TABLE OF CONTENTS

Page

Company Overview
Profile and Strategy	2
Historical Dividend and AFFO per Share	3
Portfolio Footprint	3
Corporate Information	4
Research Coverage	5
Historical Common Stock Data	5
Portfolio and Financial Highlights	6-7
Outlook – 2Q14 and Full Year 2014	7-8
Financials & Metrics
Consolidated Balance Sheet	9
Consolidated Statement of Operations	10
FFO and AFFO Reconciliations	11
Consolidated Statement of Cash Flows	12
Site Rental Revenue Growth	13
Site Rental Gross Margin Growth	14
Summary of Straight-Line, Prepaid Rent Activity, and Capital Expenditures	15
Lease Renewal and Lease Distribution	16
Customer Overview	17
Asset Portfolio Overview
Summary of Tower Portfolio by Vintage	18
Portfolio Overview	19-20
Ground Interest Overview	21
Ground Interest Activity	22
Small Cell Network Overview	22
Capitalization Overview
Capitalization Overview	23
Debt Maturity Overview	24
Liquidity Overview	25
Maintenance and Financial Covenants	26-27
Interest Rate Sensitivity	28
Appendix

Cautionary Language Regarding Forward-Looking Statements

This supplemental information package (“Supplement”) contains forward-looking statements and information that are based on our management’s current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as “Outlook”, “guide”, “forecast”, “estimate”, “anticipate”, “project”, “plan”, “intend”, “believe”, “expect”, “likely”, “predicted”, and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the second quarter of 2014 and full year 2014.

Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP measures, including FFO and AFFO, are provided in the Appendix to this Supplement.

As used herein, the term “including” and any variation thereof, means “including without limitation.” The use of the word “or” herein is not exclusive.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPANY PROFILE

Crown Castle International Corp. (to which the terms “Crown Castle,” “CCIC,” “we,” “our,” “our Company,” “the Company” or “us” as used herein refer) owns, operates and leases shared wireless infrastructure, including: (1) towers and other structures, such as rooftops (collectively, “towers”), and to a lesser extent, (2) distributed antenna systems, a type of small cell network (“small cells”), and (3) interests in land under third party towers in various forms (“third party land interests”) (collectively, “wireless infrastructure”). Crown Castle offers significant wireless communications coverage in each of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages approximately 40,000 and approximately 1,800 wireless communication sites in the US and Australia, respectively.

Our core business is providing access, including space or capacity, to our towers, and to a lesser extent, to our small cells and third party land interests via long-term contracts in various forms, including license, sublease and lease agreements (collectively, “contracts”). Our wireless infrastructure can accommodate multiple customers (“co-location”) for antennas or other equipment necessary for the transmission of signals for wireless communication devices. We seek to increase our site rental revenues by adding more tenants on our wireless infrastructure, which we expect to result in significant incremental cash flows due to our relatively fixed operating costs.

Effective January 1, 2014, Crown Castle commenced operating as a Real Estate Investment Trust (“REIT”) for U.S. federal income tax purposes as it relates to our towers and third party land interests, excluding our operations in Australia.

STRATEGY

Our strategy is to translate anticipated demand for our wireless infrastructure into growth in our cash flows and long-term stockholder value. We measure “long-term stockholder value” as the combined growth in our per share results and dividends to common stockholders. The key elements of our strategy are to:

•

Organically grow the cash flows from our wireless infrastructure. We seek to maximize the site rental cash flows derived from our wireless infrastructure by co-locating additional tenants on our wireless infrastructure through long-term contracts as our customers deploy and improve their wireless networks. We seek to maximize new tenant additions or modifications of existing installations (collectively, “new tenant additions”) through our focus on customer service and deployment speed. Due to the relatively fixed nature of the costs to operate our wireless infrastructure (which tend to increase at approximately the rate of inflation), we expect increases in cash rental receipts from new tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows. We believe there is considerable additional future demand for our existing wireless infrastructure based on their location and the anticipated growth in the wireless communications industry. Substantially all of our wireless infrastructure can accommodate additional tenancy, either as currently constructed or with appropriate modifications to the structure, which we expect to have high incremental returns.

•

Allocate capital efficiently. We seek to allocate our available capital, including the net cash provided by our operating activities, in a manner that will increase long-term stockholder value, including dividends to common stockholders. Our historical discretionary investments have included the following (in no particular order):

-	purchase shares of our common stock (“common stock”) from time to time;
-	acquire or construct wireless infrastructure;
-	acquire land interests under towers;
-	make improvements and structural enhancements to our existing wireless infrastructure; or
-	purchase, repay or redeem our debt.

Our long-term strategy is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in the wireless communications industry, which is predominately driven by the demand for wireless data services by consumers. We believe that additional demand for wireless infrastructure will create future growth opportunities for us. We believe that such demand for our wireless infrastructure will continue, will result in organic growth of our cash flows due to new tenant additions on our existing wireless infrastructure, and will create other growth opportunities for us, such as demand for new wireless infrastructure.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

HISTORICAL DIVIDEND AND AFFO PER SHARE(1)

GLOBAL FOOTPRINT

U.S. FOOTPRINT	AUSTRALIAN FOOTPRINT

[1]	Calculated to recognize the benefit of prepaid rent from customers over the weighted-average life of customer contracts rather than in the period in which the prepaid rent was received, as previously calculated. See reconciliations and definitions provided herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” in the Appendix for a discussion of the updated definitions of FFO and AFFO.
[2]	Last quarter annualized (“LQA”) calculated as the most recently completed quarterly period times four.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch – Long Term Issuer Default Rating	BB
Moody’s – Long Term Corporate Family Rating	Ba2
Standard & Poor’s – Long Term Local Issuer Credit Rating	BB

Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
W. Benjamin Moreland	50	14	President and Chief Executive Officer
Jay A. Brown	41	14	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	52	8	Senior Vice President and Chief Operating Officer
E. Blake Hawk	64	15	Executive Vice President and General Counsel
Patrick Slowey	57	13	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	41	16	Senior Vice President—Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(1)	68	17
P. Robert Bartolo	Director	Audit	42	<1
Cindy Christy	Director	NCG(1), Strategy	48	6
Ari Q. Fitzgerald	Director	Compensation, Strategy	51	11
Robert E. Garrison II	Director	Audit, Compensation	72	8
Dale N. Hatfield	Director	NCG(1), Strategy	76	12
Lee W. Hogan	Director	Audit, Compensation, Strategy	69	12
Edward C. Hutcheson	Director	Strategy	68	17
John P. Kelly	Director	Strategy	56	13
Robert F. McKenzie	Director	Audit, Strategy	70	18
W. Benjamin Moreland	Director		50	7

[1]	Nominating & Corporate Governance Committee

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

RESEARCH COVERAGE

Equity Research

Ameriprise Advisor Services, Inc. Justin Burgin (313) 628-1396	Atlantic Equities Christopher Watts +44 20 7382 2911	Bank of America David Barden (646) 855-1320
Barclays Amir Rozwadowski (212) 526-4043	Canaccord Genuity Greg Miller (212) 389-8128	Citigroup Michael Rollins (212) 816-1116
Cowen and Company Colby Synesael (646) 562-1355	EVA Dimensions Andrew Zamfotis (212) 201-2337	Evercore Partners Jonathan Schildkraut (212) 497-0864
Jefferies Mike McCormack (212) 284-2516	JPMorgan Philip Cusick (212) 622-1444	Macquarie Kevin Smithen (212) 231-0695
Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Jonathan Chaplin (212) 921-9876	Nomura Adam Ilkowitz (212) 298-4121
Oppenheimer & Co. Timothy Horan (212) 667-8137	Pacific Crest Securities Michael Bowen (503) 727-0721	Raymond James Ric Prentiss (727) 567-2567
RBC Capital Markets Jonathan Atkin (415) 633-8589	S&P Capital IQ James Moorman (212) 438-2691	UBS Batya Levi (212) 713-8824
Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency

Fitch John Culver (312) 368-3216	Moody’s Christopher Wimmer (212) 553-2947	Standard & Poor’s Catherine Cosentino (212) 438-7828

HISTORICAL COMMON STOCK DATA

(in millions, except per share data)	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13

High price(1)	$76.54	$77.22	$78.00	$81.16	$75.50
Low price(1)	$68.44	$69.87	$66.73	$66.95	$66.13
Period end closing price(2)	$73.78	$73.09	$72.69	$72.05	$69.31
Dividends paid per common share	$0.35	—	—	—	—
Volume weighted average price for the period(1)	$72.93	$73.93	$71.33	$72.40	$70.44
Common shares outstanding – diluted, at period end	333	334	293	294	293
Market value of outstanding common shares, at period end(3)	$24,572	$24,417	$21,375	$21,243	$20,460

1 Based on the sales price, adjusted for dividends, as reported by Bloomberg.

2 Based on the period end closing price, as reported by Bloomberg.

3 Period end market value of outstanding common shares is based on the period end shares of common stock then outstanding multiplied by period   end closing share price, adjusted for dividends, as reported by Bloomberg.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY PORTFOLIO HIGHLIGHTS

(as of March 31, 2014)	U.S.	Australia

Number of towers(1)	39,612	1,755

Average number of tenants per tower	2.3	2.3

Remaining contracted customer receivables ($ in billions)(2)	$ 21	$ 1

Weighted average remaining customer contract term (years)(3)	8	6

Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%	Not Applicable

Percent of ground leased / owned (by site rental gross margin)	66% / 34%	86% / 14%

Weighted average maturity of ground leases (years)(4)	31	18

SUMMARY FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
(in thousands of dollars, except per share amounts)	2014	2013

Operating Data:
Net revenues
Site rental	$747,162	$615,415
Network services and other	128,788	124,645

Net revenues	$875,950	$740,060

Gross margin
Site rental	$519,086	$437,809
Network services and other	55,914	47,268

Total gross margin	$575,000	$485,077

Net income (loss) attributable to CCIC common stockholders	$90,500	$15,462
Net income (loss) attributable to CCIC common stockholders per share - diluted	0.27	0.05

Non-GAAP Data(5):
Adjusted EBITDA	$526,983	$440,791
FFO(6)	337,654	200,931
AFFO	348,744	262,572
AFFO per share(7)	$1.05	$0.90

Summary Cash Flow Data:
Net cash provided by (used for) operating activities	$362,283	$286,626
Net cash provided by (used for) investing activities(8)	(204,219)	(129,016)
Net cash provided by (used for) financing activities	(174,459)	(436,487)

[1]	Includes towers and rooftops, excludes small cells and third-party land interests.
[2]	Excludes renewal terms at customers’ option.
[3]	Excludes renewal terms at customers’ option; weighted by site rental revenues.
[4]	Includes renewal terms at the Company’s option; weighted by site rental gross margin.
[5]	See reconciliations and definitions provided herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” in the Appendix for a discussion of the updated definition of FFO and AFFO.
[6]	Calculated to present the periods shown in a manner which is consistent with our commencement of operations as a REIT on January 1, 2014.
[7]	Based on 333.3 million diluted shares outstanding as of March 31, 2014.
[8]	Including net cash used for acquisitions of approximately $62 million and $13 million for the three months ended March 31, 2014 and 2013, respectively.

Crown Castle International Corp.

First Quarter 2014

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SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three months ended March 31,
	2014	2013
Other Data:
Net debt to last quarter annualized Adjusted EBITDA	5.4X	6.0X
Quarterly dividend per share	$0.35	$—
AFFO payout ratio(2)	33%	—

(in thousands of dollars)	March 31, 2014	December 31, 2013
Balance Sheet Data (at period end):
Cash and cash equivalents	$200,537	$223,394
Property and equipment, net	8,927,218	8,947,677
Total assets	20,569,666	20,594,908
Total debt and other long-term obligations	11,573,326	11,594,500
Total CCIC stockholders’ equity	6,918,265	6,926,717

OUTLOOK FOR SECOND QUARTER 2014 AND FULL YEAR 2014
(dollars in millions, except per share amounts)	Second Quarter 2014	Full Year 2014
Site rental revenues	$740 to $745	$2,983 to $2,993
Site rental cost of operations	$230 to $235	$926 to $936
Site rental gross margin	$507 to $512	$2,052 to $2,062
Adjusted EBITDA(2)	$516 to $521	$2,066 to $2,081
Interest expense and amortization of deferred financing costs(1)	$142 to $147	$570 to $580
FFO(2)	$283 to $288	$1,276 to $1,291
AFFO(2)	$326 to $331	$1,346 to $1,361
AFFO per share(2)(3)	$0.98 to $0.99	$4.04 to $4.08
Net income (loss)	$32 to $65	$298 to $382
Net income (loss) per share - diluted(3)	$0.10 to $0.19	$0.89 to $1.15
Net income (loss) attributable to CCIC common stockholders	$20 to $53	$249 to $333
Net income (loss) attributable to CCIC common stockholders per share - diluted(3)	$0.06 to $0.16	$0.75 to $1.00

[1]	See the reconciliation of “Components of interest expense and amortization of deferred financing costs” in the Appendix.
[2]	See reconciliations and definitions provided herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” in the Appendix for a discussion of the updated definitions of FFO and AFFO.
[3]	Based on 333.3 million diluted shares outstanding as of March 31, 2014.

Crown Castle International Corp.

First Quarter 2014

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OUTLOOK FOR FULL YEAR 2014

SITE RENTAL REVENUE GROWTH

(dollars in millions)	Midpoint of Full Year 2014 Outlook	Full Year 2013
Reported GAAP site rental revenues	$2,988	$2,504
Site rental straight-line revenues	(188)	(219)

Site Rental Revenues, as Adjusted(1)	$2,800	$2,285
Cash adjustments:
FX and other	6
New tower acquisitions and builds	(383)

Organic Site Rental Revenue(2)(3)	$2,424
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	19.3%
Site Rental Revenues, as Adjusted	22.5%
Organic Site Rental Revenues(4)	6.1%

ORGANIC SITE RENTAL REVENUE GROWTH

Midpoint of Full Year 2014 Outlook
New leasing activity	5.1%
Escalators	3.6%

Organic Site Rental Revenue growth, before non-renewals	8.8%
Non-renewals	(2.7%)

Organic Site Rental Revenue Growth(4)	6.1%

OUTLOOK FOR FULL YEAR 2014

SITE RENTAL GROSS MARGIN GROWTH

(dollars in millions)	Midpoint of Full Year 2014 Outlook	Full Year 2013
Reported GAAP site rental gross margin	$2,057	$1,779
Straight line revenues and expenses, net	(87)	(138)

Site Rental Gross Margin, as Adjusted(1)	$1,970	$1,640
Cash adjustments:
FX and other	$3
New tower acquisitions and builds	(222)

Organic Site Rental Gross Margin(2)(3)	$1,751
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	15.7%
Site Rental Gross Margin, as Adjusted	20.1%
Organic Site Rental Gross Margin(5)	6.7%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	57.5%
Site Rental Gross Margin, as Adjusted	64.0%
Organic Site Rental Gross Margin(6)	79.9%

[1]	Includes amortization of prepaid rent.
[2]	Includes Site Rental Revenue, as Adjusted, from the construction of new small cell nodes.
[3]	See definitions provided herein.
[4]	Calculated as the percentage change from Site Rental Revenue, as Adjusted, for the prior period when compared to Organic Site Rental Revenue for the current period.
[5]	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.
[6]	Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenue, as Adjusted in the prior period when compared to Organic Site Rental Revenue for the current period.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED BALANCE SHEET (Unaudited)

(dollars in thousands, except share amounts)	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$200,537	$223,394
Restricted cash	163,953	183,526
Receivables, net	245,556	249,925
Prepaid expenses	132,026	132,003
Deferred income tax assets	26,972	26,714
Other current assets	83,224	77,121

Total current assets	852,268	892,683
Deferred site rental receivables	1,129,678	1,078,995
Property and equipment, net	8,927,218	8,947,677
Goodwill	4,934,148	4,916,426
Other intangible assets, net	3,997,518	4,057,865
Deferred income tax assets	14,746	19,008
Long-term prepaid rent, deferred financing costs and other assets, net	714,090	682,254

Total assets	$20,569,666	$20,594,908

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$127,053	$145,390
Accrued interest	64,561	65,582
Deferred revenues	255,323	260,114
Other accrued liabilities	155,868	181,715
Current maturities of debt and other obligations	105,467	103,586

Total current liabilities	708,272	756,387
Debt and other long-term obligations	11,467,859	11,490,914
Deferred income tax liabilities	52,134	56,513
Deferred credits and other liabilities	1,406,734	1,349,919

Total liabilities	13,634,999	13,653,733

Commitments and contingencies
CCIC stockholders’ equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: March 31, 2014—333,795,981 and December 31, 2013—334,070,016	3,338	3,341
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: March 31, 2014 and December 31, 2013—9,775,000; aggregate liquidation value: March 31, 2014 and December 31, 2013—$977,500	98	98
Additional paid-in capital	9,473,311	9,482,769
Accumulated other comprehensive income (loss)	4,059	(23,612)
Dividends in excess of earnings	(2,562,541)	(2,535,879)

Total CCIC stockholders’ equity	6,918,265	6,926,717
Noncontrolling interest	16,402	14,458

Total equity	6,934,667	6,941,175

Total liabilities and equity	$20,569,666	$20,594,908

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended March 31,

(dollars in thousands, except share and per share amounts)	2014	2013	Percent Change(1)
Net revenues:
Site rental	$747,162	$615,415	21%
Network services and other	128,788	124,645	3%

Net revenues	875,950	740,060	18%

Operating expenses:
Costs of operations(2):
Site rental	228,076	177,606	28%
Network services and other	72,874	77,377	(6) %

Total costs of operations	300,950	254,983	18%

General and administrative	64,849	58,246	11%
Asset write-down charges	2,733	3,715	*
Acquisition and integration costs	5,659	1,602	*
Depreciation, amortization and accretion	250,191	186,459	34%

Total operating expenses	624,382	505,005	24%

Operating income (loss)	251,568	235,055	7%

Interest expense and amortization of deferred financing costs	(146,400)	(164,369)	(11) %
Gains (losses) on retirement of long-term obligations	—	(35,909)
Interest income	173	297
Other income (expense)	(2,736)	(629)

Income (loss) before income taxes	102,605	34,445
Benefit (provision) for income taxes	188	(17,708)

Net income (loss)	102,793	16,737
Less: net income (loss) attributable to the noncontrolling interest	1,296	1,275

Net income (loss) attributable to CCIC stockholders	101,497	15,462
Dividends on preferred stock	(10,997)	—

Net income (loss) attributable to CCIC common stockholders	$90,500	$15,462

Net income (loss) attributable to CCIC common stockholders, per common share:
Basic	$0.27	$0.05
Diluted	$0.27	$0.05

Weighted-average common shares outstanding (in thousands):
Basic	332,034	291,102
Diluted	333,045	292,570

1 Inclusive of the impact of foreign exchange rate fluctuations.

2 Exclusive of depreciation, amortization and accretion shown separately.

* Percentage is not meaningful.

Crown Castle International Corp.

First Quarter 2014

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FFO AND AFFO RECONCILIATIONS
	Three Months Ended March 31,
(in thousands of dollars, except share and per share amounts)	2014	2013
Net income	$102,793	$16,737
Real estate related depreciation, amortization and accretion	244,420	181,755
Asset write-down charges	2,733	3,715
Adjustment for noncontrolling interest(1)	(1,296)	(1,275)
Dividends on preferred stock	(10,997)	—

FFO(2)	$337,654	$200,931

Weighted average common shares outstanding — diluted	333,045	292,570

FFO per share(2)	$1.01	$0.69

FFO (from above)	337,654	200,931
Adjustments to increase (decrease) FFO:
Straight-line revenue	(50,806)	(59,399)
Straight-line expense	26,380	20,707
Stock-based compensation expense	12,937	10,098
Non-cash portion of tax provision(3)	(2,332)	16,061
Non-real estate related depreciation, amortization and accretion	5,770	4,704
Amortization of non-cash interest expense	20,882	36,920
Other (income) expense	2,736	629
Gains (losses) on retirement of long-term obligations	—	35,909
Acquisition and integration costs	5,659	1,602
Adjustment for noncontrolling interest(1)	1,296	1,275
Capital improvement capital expenditures	(3,860)	(3,314)
Corporate capital expenditures	(7,571)	(3,552)

AFFO(2)	$348,744	$262,572

Weighted average common shares outstanding — diluted	333,045	292,570

AFFO per share(2)	$1.05	$0.90

1 Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

2 See reconciliations and definitions provided herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” in the Appendix for a discussion of the updated definition of FFO and AFFO.

3 Adjusts the income tax provision for 2013 to reflect our estimate of the cash taxes had we been a REIT, which predominantly relates to foreign taxes paid. As a result, income tax expense (benefit) is lower by the amount of the adjustment.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Three Months Ended March 31,
(dollars in thousands)	2014	2013
Cash flows from operating activities:
Net income (loss)	102,793	$16,737
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	250,191	186,459
Gains (losses) on retirement of long-term obligations	—	35,909
Amortization of deferred financing costs and other non-cash interest	20,881	36,920
Stock-based compensation expense	11,956	10,029
Asset write-down charges	2,733	3,715
Deferred income tax benefit (provision)	(2,332)	14,740
Other adjustments, net	(774)	765
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	23,278	31,539
Decrease (increase) in assets	(46,443)	(50,187)

Net cash provided by (used for) operating activities	362,283	286,626

Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(62,228)	(12,810)
Capital expenditures	(142,943)	(116,353)
Other investing activities, net	952	147

Net cash provided by (used for) investing activities	(204,219)	(129,016)

Cash flows from financing activities:
Principal payments on debt and other long-term obligations	(27,739)	(25,333)
Purchases and redemptions of long-term debt	—	(644,422)
Purchases of capital stock	(21,417)	(23,579)
Borrowings under revolving credit facility	83,000	—
Payments under revolving credit facility	(89,000)	(165,000)
Payments for financing costs	(5,854)	(3,927)
Net decrease (increase) in restricted cash	14,743	425,774
Cash dividends paid on common stock	(116,829)	—
Cash dividends paid on preferred stock	(11,363)	—

Net cash provided by (used for) financing activities	(174,459)	(436,487)

Effect of exchange rate changes on cash	(6,462)	(1,622)

Net increase (decrease) in cash and cash equivalents	(22,857)	(280,499)
Cash and cash equivalents at beginning of period	223,394	441,364

Cash and cash equivalents at end of period	$200,537	$160,865

Supplemental disclosure of cash flow information:
Interest paid	126,540	99,871
Income taxes paid	7,400	2,645

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL REVENUE GROWTH
	Three months ended March 31,
(dollars in millions)	2014	2013
Beginning towers	31,576
Net tower additions/(dispositions)	9,791

Ending towers	41,367

Reported GAAP site rental revenue	$747	$615
Site rental straight-line revenue	(51)	(59)

Site Rental Revenue, as Adjusted(1)	$696	$556
Cash adjustments:
FX and other	(1)
New tower acquisitions and builds	(100)

Organic Site Rental Revenue(2)(3)	$595
Year-Over-Year Revenue Growth
Reported GAAP site rental revenue	21.4%
Site Rental Revenue, as Adjusted	25.3%
Organic Site Rental Revenue(4)	7.1%

ORGANIC SITE RENTAL REVENUE GROWTH
Three months ended March 31, 2014
New leasing activity	4.9%
Escalators	3.5%

Organic Site Rental Revenue growth, before non-renewals	8.5%
Non-renewals	(1.4%)

Organic Site Rental Revenue growth(4)	7.1%

[1]	Includes amortization of prepaid rent; see the table “Summary of Prepaid Rent Activity” on page 15 for further details.
[2]	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.
[3]	See definitions provided herein.
[4]	Calculated as the percentage change from Site Rental Revenue, as Adjusted, for the prior period when compared to Organic Site Rental Revenue for the current period.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL GROSS MARGIN GROWTH
	Three months ended March 31,
(dollars in millions)	2014	2013
Reported GAAP site rental gross margin	$519	$438
Straight line revenues and expenses, net	(25)	(39)
Site Rental Gross Margin, as Adjusted	$494	$399
Cash adjustments:
FX and other	(1)
New tower acquisitions and builds	(58)
Organic Site Rental Gross Margin(1)(2)	$435
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	18.6%
Site Rental Gross Margin, as Adjusted	24.0%
Organic Site Rental Gross Margin(3)	9.0%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	61.7%
Site Rental Gross Margin, as Adjusted	68.1%
Organic Site Rental Gross Margin(4)	91.5%

[1]	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.
[2]	See definitions provided herein.
[3]	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.
[4]	Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenue, as Adjusted in the prior period when compared to Organic Site Rental Revenue for the current period.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINE REVENUE AND EXPENSES (1)

	Three months ended March 31,

(dollars in thousands)	2014	2013

Total site rental straight-line revenue	$50,806	$59,399
Total site rental straight-line expense	26,380	20,707

SUMMARY OF PREPAID RENT ACTIVITY(2)

	Three months ended March 31,

(dollars in thousands)	2014	2013

Prepaid rent received	$68,222	$43,742
Amortization of prepaid rent	(19,086)	(15,021)

SUMMARY OF CAPITAL EXPENDITURES

	Three months ended March 31,

(dollars in thousands)	2014	2013

Discretionary:
Purchases of land interests	$20,396	$15,987
Wireless infrastructure construction and improvements	111,116	93,500
Sustaining	11,431	6,866

Total	$142,943	$116,353

[1]	In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.
[2]	Reflects prepaid rent received from long-term tenant contracts and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED REVENUE FROM EXISTING CUSTOMER CONTRACTS(1)
	Remaining nine months	Years ended December 31,
(as of March 31, 2014; dollars in millions)	2014	2015	2016	2017	2018
Site rental revenue (GAAP)	$2,185	$2,870	$2,884	$2,909	$2,933
Site rental straight-line revenue	(131)	(97)	(26)	37	86
Site Rental Revenue, as Adjusted	$2,054	$2,773	$2,858	$2,945	$3,019

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(2)
	Remaining nine months	Years ended December 31,
(as of March 31, 2014; dollars in millions)	2014	2015	2016	2017	2018
Ground lease expense (GAAP)	$506	$679	$686	$692	$699
Site rental straight-line expense	(69)	(83)	(71)	(59)	(49)
Ground Lease Expense, as Adjusted	$437	$596	$615	$633	$650

ANNUALIZED CASH SITE RENTAL REVENUE AT TIME OF RENEWAL(3)
	Remaining nine months	Years ended December 31,
(as of March 31, 2014; dollars in millions)	2014	2015	2016	2017	2018
AT&T	$8	$26	$44	$20	$37
Sprint(4)	15	31	48	45	40
T-Mobile	9	12	32	24	32
Verizon	7	10	11	15	16
Optus	1	29	2	9	2
VHA	1	1	7	11	2
Telstra	1	2	4	2	1
All Others Combined	27	44	40	28	33
Total	$69	$155	$189	$153	$162

HISTORICAL ANNUAL NON-RENEWALS AS PERCENTAGE OF SITE RENTAL REVENUE, AS ADJUSTED
Years ended December 31,
2013	2012	2011	2010	2009
1.7%	2.2%	1.9%	2.0%	2.6%

1 Based on existing contracts as of March 31, 2014. All contracts, except for Sprint contracts associated with the iDen network and contracts where termination notices have been received, are assumed to renew for a new term at current term end date. CPI-linked customer contracts are assumed to escalate at 3% per annum. Assumes a US dollar to Australian dollar exchange rate of 0.89 US dollar to 1.0 Australian dollar.

2 Based on existing ground leases as of March 31, 2014. CPI-linked leases are assumed to escalate at 3% per annum. Assumes a US dollar to Australian dollar exchange rate of 0.89 US dollar to 1.0 Australian dollar.

3 Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table “Projected Revenue from Existing Customer Contracts.”

4 Excludes Sprint leases associated with the iDen network, which are assumed to not renew as reflected in the table “Projected Revenue from Existing Customer Contracts.”

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CUSTOMER OVERVIEW
(as of March 31, 2014)	Percentage of Q1 2014 LQA Site Rental Revenues	Weighted Average Current Term Remaining(1)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	29%	7	A- / A3
Sprint	23%	6	BB- / Ba3
T-Mobile	22%	7	BB
Verizon	14%	8	BBB+ / Baa1
Optus	1%	2	A+ / Aa3
VHA	1%	6	A- / A3(2)
Telstra	1%	12	A / A2
All Others Combined	9%	8	N/A
Total / Weighted Average	100%	7

[1]	Weighted by site rental revenue contributions; excludes renewals at the customers’ option.
[2]	Vodafone Hutchison Australia (“VHA”) is a joint venture between Vodafone Group Plc and Hutchison Telecommunications Australia, a subsidiary of Hutchison Whompoa; Vodafone Group Plc and Hutchison Whompoa each are rated A- and A3 by S&P and Moody’s, respectively, as of March 31, 2014.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE

(as of March 31, 2014; dollars in thousands)
YIELD(1)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(2)	NUMBER OF TOWERS

[1]	Yield is calculated as LQA site rental gross margin divided by invested capital.
[2]	Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(1)
(as of March 31, 2014; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

1 Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of March 31, 2014)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(1)
U.S. PORTFOLIO	AUSTRALIA PORTFOLIO

GEOGRAPHIC DISTRIBUTION (as of March 31, 2014) (1)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

[1]	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

U.S. GROUND INTEREST OVERVIEW

(as of March 31, 2014; dollars in millions)	LQA Site Rental Revenue	Percentage of U.S. LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of U.S. LQA Site Rental Gross Margin	Number of U.S. Towers(1)	Percentage of U.S. Towers	Weighted Average Term Remaining (by years)(2)

Less than 10 years	$340	13%	$199	11%	5,782	15%
10 to 20 years	538	21%	299	16%	10,338	26%
Greater 20 years	1,072	41%	736	40%	15,896	40%

Total leased	$1,950	75%	$1,235	66%	32,016	81%	31

Owned	665	25%	627	34%	7,596	19%

Total / Average	$2,615	100%	$1,862	100%	39,612	100%

AUSTRALIA GROUND INTEREST OVERVIEW

(as of March 31, 2014; dollars in millions)	LQA Site Rental Revenue	Percentage of Australia LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of Australia LQA Site Rental Gross Margin	Number Australia of Towers(1)	Percentage of Australia Towers	Weighted Average Term Remaining (by years)(2)

Less than 10 years	$41	33%	$28	30%	583	33%
10 to 20 years	38	30%	28	29%	534	30%
Greater 20 years	33	26%	26	27%	502	29%

Total leased	$112	90%	$83	86%	1,619	92%	18

Owned	13	10%	13	14%	136	8%

Total / Average	$125	100%	$95	100%	1,755	100%

[1]	Includes towers and rooftops, excludes small cells and third-party land interests.
[2]	Includes renewal terms at the Company’s option; weighted by site rental gross margin.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

U.S. GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended March 31, 2014
Ground Extensions:
Number of ground leases extended	329
Average number of years extended	26
Percentage increase in consolidated cash ground lease expense due to extension activities	0.2%

Ground Purchases:
Number of ground leases purchased	128
Land lease purchase capital expenditures (includes acquisitions and capital leases)	$30
Percentage of consolidated site rental gross margin from purchased sites	<1%

AUSTRALIA GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended March 31, 2014
Ground Extensions:
Number of ground leases extended	11
Average number of years extended	16
Percentage increase in consolidated cash ground lease expense due to extension activities	Not Meaningful

Ground Purchases:
Number of ground leases purchased	2
Land lease purchase capital expenditures (includes acquisitions and capital leases)	$1
Percentage of consolidated site rental gross margin from purchased sites	Not Meaningful

SMALL CELL NETWORK OVERVIEW
Number of Nodes	Miles of Fiber	Percentage of LQA Site Rental Revenues	Weighted Average Current Term Remaining for Customer Contracts(1)
11,849	6,245	6%	8

[1]	Excludes renewal terms at customers’ option; weighted by site rental revenue.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW

(dollars in millions)	Face Value as Reported 3/31/14	Face Value as Adjusted 3/31/14(1)	Fixed vs. Floating	Secured vs. Unsecured	Interest Rate(1)(2)	Net Debt to LQA EBITDA(1)(3)	Maturity

Cash	$201	$200

Senior Secured Tower Revenue Notes, Series 2010-1-2010-3(4)	1,900	1,600	Fixed	Secured	5.75%		Various(9)
Senior Secured Tower Revenue Notes, Series 2010-4-2010-6(4)	1,550	1,550	Fixed	Secured	4.48%		Various(9)
2012 Senior Notes(5)	1,500	1,500	Fixed	Secured	3.36%		2017/2023
Senior Secured Notes, Series 2009-1(6)	175	175	Fixed	Secured	7.35%		Various(9)
WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1(7)	273	273	Fixed	Secured	5.61%		2040

Subtotal	$5,398	$5,098			4.78%	2.4x
Revolving Credit Facility(8)	368	368	Floating	Secured	2.16%		2018
Term Loan A	658	658	Floating	Secured	2.15%		2018
Term Loan B	2,857	2,857	Floating	Secured	3.25%		2019/2021(10)

Total CCOC Facility Debt	$3,883	$3,883			2.96%	1.8x
4.875% Senior Notes	—	850	Fixed	Unsecured	4.88%		2022
5.250% Senior Notes	1,650	1,650	Fixed	Unsecured	5.25%		2023
7.125% Senior Notes	500	—	Fixed	Unsecured	7.13%		2019
Capital Leases & Other Debt	137	137	Various	Various	Various		Various

Total HoldCo and other Debt	$2,287	$2,637			5.12%	1.3x
Total Net Debt	$11,367	$11,418			4.24%	5.4x

Preferred Stock, at liquidation value	978	978
Market Capitalization(11)	24,627	24,627

Firm Value(12)	$36,972	$37,023

[1]	After giving effect to the issuance of the 4.875% Senior Notes in April 2014, repayment of the Senior Secured Tower Revenue Notes Series 2010-1 in April 2014, and the anticipated May 2014 redemption of the 7.125% Senior Notes.
[2]	Represents the weighted-average stated interest rate.
[3]	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA.
[4]	If the Senior Secured Tower Revenue Notes, Series 2010-1, 2010-3, and 2010-3 and Senior Secured Tower Revenue Notes, 2010-4, 2010-5, and 2010-6 (“2010 Tower Revenue Notes”) are not paid in full on or prior to 2015, 2017 and 2020, as applicable, then Excess Cash Flow (as defined in the indenture) of the issuers (of such notes) will be used to repay principal of the applicable series and class of the 2010 Tower Revenue Notes, and additional interest (of an additional approximately 5% per annum) will accrue on the respective 2010 Tower Revenue Notes. The Senior Secured Tower Revenue Notes, Series 2010-1, 2010-2, and 2010-3 consist of three series of notes with principal amounts of $300 million, $350 million and $1.3 billion, having anticipated repayment dates in 2015, 2017 and 2020, respectively. The Senior Secured Tower Revenue Notes, 2010-4, 2010-5, and 2010-6 consist of three series of notes with principal amounts of $250 million, $300 million and $1.0 billion, having anticipated repayment dates in 2015, 2017 and 2020, respectively.
[5]	The 2012 Secured Notes consist of $500 million aggregate principal amount of 2.381% secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% secured notes due 2030.
[6]	The Senior Secured notes, Series 2009-1 consist of $105 million of principal as of March 31, 2014 that amortizes through 2019, and $70 million of principal as of March 31, 2014 that amortizes during the period beginning in 2019 and ending in 2029.
[7]	The anticipated repayment date is 2015 for each class of the WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1 (“WCP Securitized Notes”). If the WCP Securitized Notes are not repaid in full by their anticipated repayment dates, the applicable interest rate increases by an additional approximately 5% per annum. If the WCP Securitized Notes are not repaid in full by their rapid amortization date of 2017, monthly principal payments commence using the excess cash flows of the issuers of the WCP Securitized Notes.
[8]	As of March 31, 2014, the undrawn availability under the $1.5 billion Revolving Credit Facility is $1.1 billion.
[9]	Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.
[10]	As of March 31, 2014, approximately $570 million of the Term Loan B have 101 soft call until the next call date.
[11]	Market capitalization calculated based on $73.78 closing price and 333.8 million shares outstanding as of March 31, 2014.
[12]	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW, AS ADJUSTED(1)(2)

[1]	Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.
[2]	After giving effect to the issuance of the 4.875% Senior Notes in April 2014, repayment of the Senior Secured Tower Revenue Notes, Series 2010-1, in April 2014, and anticipated redemption of the 7.125% Senior Notes in May 2014.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW
(dollars in thousands)		March 31, 2014 As Adjusted(1)
Cash and cash equivalents(2)	$	199,918
Undrawn revolving credit facility availability(3)		1,132,000
Restricted cash		168,953
Debt and other long-term obligations		11,620,687
Total equity		6,888,819

[1]	After giving effect to the issuance of the 4.875% Senior Notes in April 2014, repayment of the Senior Secured Tower Revenue Notes, Series 2010-1, in April 2014, and anticipated redemption of the 7.125% Senior Notes in May 2014.
[2]	Exclusive of restricted cash.
[3]	Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our senior credit facilities (“2012 Credit Facility”).

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS(1)

Debt	Borrower / Issuer	Covenant(2)	Covenant Level Requirement		As of March 31, 2014

Maintenance Financial Covenants(3)
2012 Credit Facility	CCOC	Total Net Leverage Ratio	< 5.50x		4.4
2012 Credit Facility	CCOC	Consolidated Interest Coverage Ratio	> 2.50x		5.5

Restrictive Negative Financial Covenants
Financial covenants restricting ability to make restricted payments, including dividends
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	< 7.00x		5.6
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	< 7.00x		5.6
2012 Credit Facility	CCOC	Total Net Leverage Ratio	< 5.50x		4.4

Financial covenants restricting ability to incur additional debt
7.125% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	< 7.00x		5.6
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	< 7.00x		5.6
2012 Credit Facility	CCOC	Total Net Leverage Ratio	< 5.50x	(4)	4.4
2012 Credit Facility	CCOC	Holdings Leverage Ratio	< 7.00x	(5)	5.6
2012 Credit Facility	CCOC	Consolidated Interest Coverage Ratio	> 2.50x		5.5
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	< 3.50x		3.7

Financial covenants restricting ability to make investments
2012 Credit Facility	CCOC	Total Net Leverage Ratio	< 5.50x		4.4

[1]	After giving effect to the issuance of the 4.875% Senior Notes in April 2014, repayment of the Senior Secured Tower Revenue Notes, Series 2010-1, in April 2014, and anticipated redemption of the 7.125% Senior Notes in May 2014.
[2]	As defined in the respective debt agreement.
[3]	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2012 Credit Facility.
[4]	Applicable for debt issued at CCOC or its subsidiaries.
[5]	Applicable for debt issued at CCIC or its subsidiaries.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS (CONTINUED)

Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of March 31, 2014
Restrictive Negative Financial Covenants
Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	3.9
WCP Securitized Notes	Certain WCP Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	1.4
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	4.2

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 2.00x	(3)	3.9
WCP Securitized Notes	Certain WCP Subsidiaries	Debt Service Coverage Ratio	> 1.50x	(3)	1.4
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 2.34x	(3)	4.2

[1]	As defined in the respective debt agreement. In the indentures for the 2010 Tower Revenue Notes, WCP Securitized Notes, and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is “DSCR”.
[2]	The 2010 Tower Revenue Notes, WCP Securitized Notes, and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.15x or 1.15x, in each case as described under the indentures for the 2010 Tower Revenue Notes, WCP Securitized Notes, or 2009 Securitized Notes, respectively.
[3]	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(6)

	Remaining nine months,	Years Ended December 31,
(as of March 31, 2014; dollars in millions)	2014	2015	2016
Fixed Rate Debt:
Face Value of Principal Outstanding(1)	$7,570	$7,536	$7,517
Current Interest Payment Obligations(2)	278	369	368
Effect of 0.125% Change in Interest Rates(3)	—	1	2
Floating Rate Debt:
Face Value of Principal Outstanding(1)	$3,849	$3,804	$3,742
Current Interest Payment Obligations(4)	79	110	144
Effect of 0.125% Change in Interest Rates(5)	1	2	2

[1]	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.
[2]	Interest expense calculated based on current interest rates.
[3]	Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.
[4]	Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of March 31, 2014. Calculation takes into account any LIBOR floors in place and assumes no changes to future interest rate margin spread over LIBOR due to changes in the Borrower’s net leverage ratio.
[5]	Interest expense calculated based on current interest rates using forward LIBOR assumptions until the stated maturity date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.
[6]	Excludes capital lease and other obligations.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS

Non-GAAP Financial Measures and Other Calculations

This Supplement includes presentations of Adjusted EBITDA, Funds from Operations, Adjusted Funds from Operations, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles (“GAAP”)). Each of the amounts included in the calculation of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of AFFO for periods prior to our REIT conversion.

Our measures of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by REITs. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including with respect to the impact of income taxes for periods prior to our REIT conversion.

Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.

Crown Castle has updated its definitions of FFO and AFFO. The updated definitions of FFO and AFFO are intended to reflect the recurring nature of Crown Castle’s site rental business and assist in comparing Crown Castle’s performance with the performance of its public tower company peers. Under the updated calculation of AFFO, Crown Castle reflects the benefit of prepaid rent from customers over the weighted-average life of customer contracts rather than in the period in which the prepaid rent was received. The updates to the definition of FFO were primarily made to present the periods shown in a manner which is consistent with our commencement of operations as a REIT on January 1, 2014. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Unless otherwise noted, FFO and AFFO as set forth in this Supplement are presented based on the updated definitions. Crown Castle has provided reconciliations of the updated definitions of FFO and AFFO to the prior definitions on pages 32-34 of this Supplement.

Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.

Funds from Operations (“FFO”). Crown Castle defines Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less non controlling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.

FFO per share. Crown Castle defines FFO per share as FFO divided by the diluted weighted average common shares outstanding.

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DEFINITIONS (continued)

FFO, as previously defined. Crown Castle defines FFO, as previously defined, as FFO plus non cash portion of tax provision, less asset write-down charges and non controlling interests.

Adjusted Funds from Operations (“AFFO”). Crown Castle defines Adjusted Funds from Operations as FFO before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gains (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.

AFFO per share. Crown Castle defines AFFO per share as AFFO divided by diluted weighted average common shares outstanding.

AFFO, as previously defined. Crown Castle defines AFFO, as previously defined, as AFFO plus prepaid rent received less amortization of prepaid rent.

AFFO payout ratio. Dividends per common share divided by AFFO per share.

Site Rental Revenues, as Adjusted. Crown Castle defines Site Rental Revenues, as Adjusted, as site rental revenues, as reported, less straight-line revenues.

Organic Site Rental Revenues. Crown Castle defines Organic Site Rental Revenues as site rental revenues, as reported, less straight-line revenues, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.

Site Rental Gross Margins, as Adjusted. Crown Castle defines Site Rental Gross Margins, as Adjusted, as site rental gross margin as reported less straight-line revenues and straight-line expenses.

Organic Site Rental Gross Margins. Crown Castle defines Organic Site Rental Gross Margins as site rental gross margins, as reported less straight-line revenues, straight-line expenses, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.

Ground Lease Expense, as Adjusted. Crown Castle defines Ground Lease Expense, as Adjusted as ground lease expense less straight line ground lease expense.

Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers’ ongoing quiet enjoyment of the tower.

The tables set forth below reconcile non-GAAP financial measures to comparable GAAP financial measures and provide certain other calculations. The components in these tables may not sum to the total due to rounding.

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Adjusted EBITDA for the three months ended March 31, 2014 and 2013 is computed as follows:

	For the Three Months Ended March 31,

(dollars in thousands)	2014	2013

Net income (loss)	$102,793	$16,737
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	2,733	3,715
Acquisition and integration costs	5,659	1,602
Depreciation, amortization and accretion	250,191	186,459
Amortization of prepaid lease purchase price adjustments	3,895	3,863
Interest expense and amortization of deferred financing costs(1)	146,400	164,369
Gains (losses) on retirement of long-term obligations	—	35,909
Interest income	(173)	(297)
Other income (expense)	2,736	629
Benefit (provision) for income taxes	(188)	17,708
Stock-based compensation expense	12,937	10,097

Adjusted EBITDA(2)	$526,983	$440,791

Adjusted EBITDA for the quarter ending June 30, 2014 and the year ending December 31, 2014 is forecasted as follows:

(dollars in millions)	Q2 2014 Outlook	Full Year 2014 Outlook

Net income (loss)	$32 to $65	$298 to $382
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$2 to $4	$6 to $16
Acquisition and integration costs	$2 to $6	$13 to $23
Depreciation, amortization and accretion	$248 to $253	$991 to $1,011
Amortization of prepaid leases purchase price adjustments	$3 to $5	$15 to $17
Interest expense and amortization of deferred financing costs(1)	$142 to $147	$570 to $580
Gains (losses) on retirement of long-term obligations	$46 to $46	$46 to $46
Interest income	$(1) to $1	$(2) to $0
Other income (expense)	$0 to $2	$3 to $5
Benefit (provision) for income taxes	$(1) to $3	$2 to $10
Stock-based compensation expense	$15 to $17	$55 to $60

Adjusted EBITDA(2)	$516 to $521	$2,066 to $2,081

The components of interest expense and amortization of deferred financing costs for the quarters ending March 31, 2014 and March 31, 2013 are as follows:

	Three Months Ended March 31,

(dollars in thousands)	2014	2013

Interest expense on debt obligations	$125,519	$127,449
Amortization of deferred financing costs	5,641	9,047
Amortization of adjustments on long-term debt	(955)	11,436
Amortization of interest rate swaps(3)	16,182	16,262
Other, net	13	175

Interest expense and amortization of deferred financing costs	$146,400	$164,369

[1]	See the reconciliation of “Components of interest expense and amortization of deferred financing costs” herein.
[2]	The above reconciliation excludes line items included in our Adjusted EBITDA definition which are not applicable for the periods shown.
[3]	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

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Components of interest expense and amortization of deferred financing costs for the quarter ending June 30, 2014 and the year ending December 31, 2014 are forecasted as follows:

	Q2 2014	Full Year 2014
(dollars in millions)	Outlook	Outlook

Interest expense on debt obligations	$123 to $125	$489 to $499
Amortization of deferred financing costs	$6 to $7	$21 to $23
Amortization of adjustments on long-term debt	$(1) to $0	$(5) to $(3)
Amortization of interest rate swaps(1)	$15 to $17	$60 to $65
Other, net	$0 to $0	$(1) to $1

Interest expense and amortization of deferred financing costs	$142 to $147	$570 to $580

FFO and AFFO for the three months ended March 31, 2014 and 2013 are computed as follows:

	Three Months Ended March 31,

(dollars in thousands, except share and per share amounts)	2014	2013

Net income	$102,793	$16,737
Real estate related depreciation, amortization and accretion	244,420	181,755
Asset write-down charges	2,733	3,715
Adjustment for noncontrolling interest(2)	(1,296)	(1,275)
Dividends on preferred stock	(10,997)	—

FFO(4)	$337,654	$200,931

FFO (from above)	337,654	200,932
Adjustments to increase (decrease) FFO:
Straight-line revenue	(50,806)	(59,399)
Straight-line expense	26,380	20,707
Stock-based compensation expense	12,937	10,098
Non-cash portion of tax provision(5)	(2,332)	16,061
Non-real estate related depreciation, amortization and accretion	5,770	4,704
Amortization of non-cash interest expense	20,882	36,920
Other (income) expense	2,736	629
Gains (losses) on retirement of long-term obligations	—	35,909
Acquisition and integration costs	5,659	1,602
Adjustment for noncontrolling interest(2)	1,296	1,275
Capital improvement capital expenditures	(3,860)	(3,314)
Corporate capital expenditures	(7,571)	(3,552)

AFFO(3)	$348,744	$262,572

Weighted average common shares outstanding — diluted	333,045	292,570

AFFO per share(3)	$1.05	$0.90

AFFO (from above)	$348,744	$262,572
Prepaid rent received	68,222	43,742
Amortization of prepaid rent	(19,086)	(15,021)

AFFO, as previously defined(3)	$397,881	$291,294

[1]	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.
[2]	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.
[3]	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of the updated definitions of FFO and AFFO.
[4]	FFO, as previously defined, for Q1 of 2014 was $333.9 million, which is exclusive of the net impact from the update of the definition of $3.8 million, which amount includes the adjustment for non-cash portion of tax provision, and excludes the adjustments for asset write down charges and non controlling interests. FFO, as previously defined, for Q1 of 2013 was $214.6 million, which is exclusive of the net impact from the update of the definition of $13.7 million, which amount includes the adjustment for non-cash portion of tax provision and excludes the adjustments for asset write down charges and non controlling interests.
[5]	Adjusts the income tax provision for 2013 to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result, income tax expense (benefit) is lower by the amount of the adjustment.

Crown Castle International Corp.

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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the quarters ended March 31, 2013, September 30, 2013 and December 31, 2013 are computed as follows:

	For the Three Months Ended
(in thousands of dollars, except share and per share amounts)	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Net income	$16,737	$53,377	$46,467	$(22,681)
Real estate related depreciation, amortization and accretion	181,755	188,039	192,707	198,569
Asset write-down charges	3,715	3,098	3,892	4,158
Adjustment for noncontrolling interest(1)	(1,275)	(1,017)	(632)	(866)

FFO(3)	$200,931	$243,496	$242,434	$179,181

Weighted average common shares outstanding — diluted	292,570	292,706	291,378	319,634

FFO per share(3)	$0.69	$0.83	$0.83	$0.56

FFO (from above)	200,931	243,496	242,434	179,181
Adjustments to increase (decrease) FFO:
Straight-line revenue	(59,399)	(56,919)	(53,294)	(49,019)
Straight-line expense	20,707	20,572	20,604	19,071
Stock-based compensation expense	10,098	9,608	10,178	11,904
Non-cash portion of tax provision(2)	16,061	34,747	32,510	108,411
Non-real estate related depreciation, amortization and accretion	4,704	2,612	2,701	3,128
Amortization of non-cash interest expense	36,920	20,551	20,771	21,003
Other (income) expense	629	(507)	633	3,117
Gains (losses) on retirement of long-term obligations	35,909	577	1	641
Acquisition and integration costs	1,602	7,215	4,369	12,820
Adjustment for noncontrolling interest(1)	1,275	1,017	632	866
Capital improvement capital expenditures	(3,314)	(2,399)	(3,741)	(9,858)
Corporate capital expenditures	(3,552)	(7,694)	(6,478)	(10,685)

AFFO(3)	$262,572	$272,877	$271,319	$290,579

Weighted average common shares outstanding — diluted	292,570	292,706	291,378	319,634

AFFO per share(3)	$0.90	$0.93	$0.93	$0.91

AFFO (from above)	$262,572	$272,877	$271,319	$290,579
Prepaid rent received	43,742	45,947	63,940	87,822
Amortization of prepaid rent	(15,021)	(14,932)	(17,105)	(19,671)

AFFO, as previously defined(3)	$291,294	$303,892	$318,154	$358,730

[1]	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.
[2]	Adjusts the income tax provision to reflect our estimate of the cash taxes had we been a REIT, which predominantly relates to foreign taxes paid. As a result income tax expense (benefit) is lower by the amount of the adjustment.
[3]	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of the updated definitions of FFO and AFFO.

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FFO and AFFO for the years ended December 31, 2013, 2012, 2011, and 2010 are computed as follows:

	For the Years Ended December 31,
(dollars in thousands, except share and per share amounts)	2013	2012	2011	2010

Net income	$93,901	$200,888	$171,459	$(311,259)
Real estate related depreciation, amortization and accretion	761,070	601,372	531,869	522,514
Asset write-down charges	14,863	15,548	22,285	13,687
Adjustment for noncontrolling interest(1)	(3,790)	(12,304)	(383)	320
Dividends on preferred stock	—	(2,481)	(19,487)	(19,879)

FFO(3)	$866,043	$803,023	$705,744	$205,382

FFO (from above)	866,043	803,023	705,744	205,382
Adjustments to increase (decrease) FFO:
Straight-line revenue	(218,631)	(251,327)	(199,969)	(161,716)
Straight-line expense	80,953	54,069	39,025	38,759
Stock-based compensation expense	41,788	47,382	35,991	39,965
Non-cash portion of tax provision(2)	191,729	(106,742)	4,970	(29,033)
Non-real estate related depreciation, amortization and accretion	13,145	21,220	21,082	18,257
Amortization of non-cash interest expense	99,244	109,337	102,944	85,454
Other (income) expense	3,872	5,392	5,577	603
Gains (losses) on retirement of long-term obligations	37,127	131,974	—	138,367
Net gain (loss) on interest rate swaps	—	—	—	286,435
Acquisition and integration costs	26,005	18,298	3,311	2,102
Adjustment for noncontrolling interest(1)	3,790	12,304	383	(320)
Capital improvement capital expenditures	(19,312)	(21,647)	(13,965)	(14,795)
Corporate capital expenditures	(28,409)	(15,459)	(9,429)	(9,531)

AFFO(3)	$1,097,347	$807,823	$695,662	$599,931

Weighted average common shares outstanding — diluted	299,293	291,270	285,947	286,764

AFFO per share(3)	$3.67	$2.77	$2.43	$2.09

AFFO (from above)	$1,097,347	$807,823	$695,662	$599,931
Prepaid rent received	241,451	117,419	34,395	16,965
Amortization of prepaid rent	(66,728)	(41,592)	(12,890)	(5,598
Dividends on preferred stock	—	2,481	19,487	19,879

AFFO, as previously defined(3)	$1,272,070	$886,131	$736,654	$631,177

Previously issued AFFO Outlook for Quarter ending March 31, 2014 and the year ending December 31, 2014 recalculated using updated AFFO definition:

	Q1 2014	Full Year 2014
(dollars in millions)	Outlook	Outlook

AFFO Outlook, as previously defined (reported on January 22, 2014)	$370 to $375	$1,496 to $1,511
Prepaid rent received	($58 to $63)	($259 to $274)
Amortization of prepaid rent	$17 to $22	$81 to $96

AFFO Outlook(3)	$329 to $334	$1,318 to $1,333

[1]	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.
[2]	Adjusts the income tax provision to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result income tax expense (benefit) is lower by the amount of the adjustment.
[3]	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of the updated definitions of FFO and AFFO.

Crown Castle International Corp.

First Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the quarter ending June 30, 2014 and the year ending December 31, 2014 is forecasted as follows:

	Q2 2014	Full Year 2014
(dollars in millions)	Outlook	Outlook
Net income	$32 to $65	$298 to $382
Real estate related depreciation, amortization and accretion	$243 to $246	$970 to $985
Asset write-down charges	$2 to $4	$6 to $16
Adjustment for noncontrolling interest(1)	$(2) to $2	$(7) to $1
Dividends on preferred stock	$(11) to $(11)	$(44) to $(44)

FFO(3)(4)	$283 to $288	$1,276 to $1,291

FFO (from above)	$283 to $288	$1,276 to $1,291
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(55) to $(50)	$(196) to $(181)
Straight-line expense	$23 to $28	$94 to $109
Stock-based compensation expense	$15 to $17	$55 to $60
Non-cash portion of tax provision	$(4) to $1	$(10) to $5
Non-real estate related depreciation, amortization and accretion	$5 to $7	$21 to $26
Amortization of non-cash interest expense	$20 to $24	$75 to $86
Other (income) expense	$0 to $2	$3 to $5
Gains (losses) on retirement of long-term obligations	$46 to $46	$46 to $46
Acquisition and integration costs	$2 to $6	$13 to $23
Adjustment for noncontrolling interest(1)	$2 to $(2)	$7 to $(1)
Capital improvement capital expenditures	$(10) to $(8)	$(35) to $(33)
Corporate capital expenditures	$(14) to $(12)	$(41) to $(39)

AFFO(4)	$326 to $331	$1,346 to $1,361

Weighted average common shares outstanding — diluted(2)	333.3	333.3

AFFO per share(4)	$0.98 to $0.99	$4.04 to $4.08

[1]	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs
[2]	Based on 333.3 million diluted shares outstanding as of March 31, 2014.
[3]	FFO, as previously defined, for Full Year 2014 Outlook was previously forecasted on January 22, 2014 as $1,284 million to $1,299 million, which is exclusive of the net impact form the update of the definition of $11 million to $21 million, which amounts include the adjustment for non-cash portion of tax provision and excludes the adjustment for asset write down charges and noncontrolling interests.
[4]	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of the updated definitions of FFO and AFFO.

Crown Castle International Corp.

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Net Debt to Last Quarter Annualized EBITDA Calculation:
	As Reported	As Adjusted	As of
(dollars in millions)	3/31/2014	3/31/2014(1)	3/31/2013
Total face value of debt	$11,568.3	$11,618.3	$10,827.3
Ending cash and cash equivalents	200.5	199.9	160.9

Total Net Debt	11,367.8	11,418.4	10,666.4

Adjusted EBITDA for the three months ended March 31,	$527.0	$527.0	$440.8
Last quarter annualized adjusted EBITDA	2,108.0	2,108.0	1,763.2
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.4X	5.4X	6.0X

Cash Interest Coverage Calculation:
	Three Months Ended March 31,
(dollars in thousands)	2014	2013
Adjusted EBITDA	$526,983	$440,791
Interest expense on debt obligations	125,519	127,449
Interest Coverage Ratio	4.2X	3.5X

[1]	After giving effect to the issuance of the 4.875% Senior Notes in April 2014, repayment of the Senior Secured Tower Revenue Notes, Series 2010-1, in April 2014, and anticipated redemption of the 7.125% Senior Notes in May 2014.